WINFIELD CAPITAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE


                                                                      EXHIBIT II



                                                         Three Months Ended
                                                               June 30,
                                                       - - - - - - - - - - - -
                                                         1996           1995
                                                      ---------      ---------
Primary and Fully Diluted Loss Per Share

Weighted average number of
  shares outstanding                                  5,023,361      1,882,485
                                                      ---------      ---------


Net loss                                             ($  60,878)    ($   2,310)
                                                      ---------      ---------

Net loss per share                                   ($     .01)    ($    -   )
                                                      =========      =========

























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